Exhibit 99.2

   Nasdaq Staff Prepares to Apply Initial Listing Criteria to DPAC

    GARDEN GROVE, Calif. & HUDSON, Ohio--(BUSINESS WIRE)--May 25, 2005--DPAC Technologies Corp. (NASDAQ:DPAC) announced today that the Staff of the Nasdaq Stock Market, Inc.'s Listing Qualifications Department has sent us notice that it made a determination under Rule 4330(f) concerning DPAC's proposed transaction with QuaTech. DPAC has an agreement to acquire QuaTech, Inc., and the Nasdaq Staff's determination would characterize the transaction as a "reverse merger" and therefore apply to DPAC the standards for initial listing on the SmallCap Market. Initial listing standards are higher than continued listing standards in many respects.
    DPAC gave written notice to Nasdaq on May 20, 2005 to request a hearing on that determination among other things. At DPAC's request, the Nasdaq will schedule a hearing to reconsider the determination. DPAC believes it can satisfy the Nasdaq SmallCap Market minimum requirements for continued listing of the Common Stock. If the Nasdaq initial listing qualifications are applied, DPAC believes it may be impracticable to maintain its listing on the Nasdaq SmallCap Market and may forgo doing so in favor of completion of that transaction. DPAC believes that attaining the higher standards is potentially problematic as to the minimum bid price requirement because a reverse stock split in a ratio above 10-for-one could adversely affect the public trading volume.
    DPAC will request approval for the contemplated transaction with QuaTech from its stockholders during its fiscal year 2005 annual meeting. At that time, DPAC also intends to seek shareholder approval for a reverse stock split. DPAC intends that the resultant stock price would be above the minimum bid price compliance level, whatever that may be. However, whether it is practicable to comply with the numeric listing qualifications will depend upon many factors, including whether the initial listing standards are indeed applicable. Therefore, DPAC's plans concerning a reverse stock split may change depending upon the results of the hearing to reconsider the Nasdaq Staff's determination.
    DPAC also is deficient in minimum shareholders' equity for continued listing, and has requested a hearing with Nasdaq to consider permitting DPAC time to regain compliance with that requirement through its acquisition of QuaTech and concurrent financing. If DPAC is delisted for any reason, DPAC currently intends that its common stock would trade on the over-the-counter bulletin board.

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC's wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company's web site address is www.dpactech.com. Information concerning DPAC is filed by DPAC with the SEC and is available on the SEC website, www.sec.gov.

    About QuaTech

    QuaTech, a privately-held company, is an industry performance leader in device networking and connectivity solutions. Through design, manufacturing and support, QuaTech maintains the highest levels of reliability and performance. Satisfied customers include OEMs, VARs and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management. QuaTech is a leading supplier of data connectivity products to financial institutions, serving five of the top 10 U.S. banks. Founded in 1983 and headquartered in Hudson, Ohio, QuaTech sells and supports its solutions both direct and through a global network of resellers and distributors. www.quatech.com Based on its 2004 unaudited financial information, in its last full fiscal year, QuaTech revenues were approximately $10,000,000, and QuaTech had a net after tax profit.

    Forward-Looking Statements

    This press release includes forward-looking statements. You can identify these statements by their forward-looking words such as "may," "will," "expect," "anticipate," "believe," "guidance," "estimate," "intend," predict," and "continue" or similar words or any connection with any discussion of future events or circumstances or of management's current estimates or beliefs. Forward-looking statements are subject to risks and uncertainties, and therefore results may differ materially from those set forth in those statements. A transaction as contemplated would require approvals of the Boards of Directors and shareholders of both parties and numerous other conditions. Full details of such a transaction will be provided to DPAC shareholders and filed with the SEC by DPAC as and when appropriate. There is no assurance possible, and none is intended, that the transaction will be completed at all or on the terms described. The transaction is and shall continue to be subject to numerous conditions and contingencies until the transaction is completed. DPAC Technologies Corp. will provide further detailed information to its shareholder as and when required to solicit their consent. The transaction's costs and diversion of management attention could negatively impact results. Other factors that affect DPAC's business and its ability to conclude a merger transaction include, but are not limited to, that our Airborne(TM) products are new, that we sell to original equipment manufacturers for new product introductions by them, and that all of these are subject to risks and uncertainties regarding new product introductions such as uncertainty of market acceptance. The parties need additional financing to complete the transactions as envisioned. Such financing may not be available on favorable terms. Also, there can be no assurance that such transaction will be completed, or if completed that it will be successful. The transaction would involve in a change of control, in that it is likely that voting control of DPAC may be given to former shareholders of QuaTech, and if the principal former shareholders of QuaTech were to act in concert, they might be able to elect a majority of DPAC's Board of Directors. Other factors that affect DPAC's business include, but are not limited to, the degree of market acceptance of our existing and planned wireless connectivity products, future business opportunities with these products, protection of licensed technology or proprietary rights, risks of litigation, our need for additional financing in order to realize our opportunities, other challenges related to completing our proposed merger with QuaTech, Inc., further challenges in subsequently combining our operations with QuaTech, Inc.'s own, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

    Additional Information:

    DPAC and QuaTech strongly urge their respective shareholders to read the relevant documents related to this transaction as and when filed by DPAC with the SEC, because they shall contain important information all the shareholders should consider. All DPAC's SEC filings are made available free of charge at the SEC website (www.sec.gov). Such documents, when filed, also are made available free of charge by DPAC. DPAC has filed a Form 8-K with the Securities and Exchange Commission concerning the proposed transaction. This news release is neither a solicitation of any proxies nor an offer of any securities of any kind whatsoever. No securities mentioned herein have been registered or authorized or approved by any federal or state securities regulator or commission.

    CONTACT: DPAC Technologies
             Stephen Vukadinovich, 714-898-0007
             Steve.Vukadinovich@dpactech.com
             or
             Kim Early, 714-898-0007
             Kim.Early@dpactech.com